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                                                                      EXHIBIT 11



                              NEMATRON CORPORATION
                    CALCULATION OF EARNINGS (LOSS) PER SHARE
           THREE AND SIX MONTH PERIODS ENDED MARCH 31, 1997 AND 1996



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
                                                                                  THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                                        MARCH 31                     MARCH 31
                                                                                 ---------------------     ------------------------
                                                                                    1997        1996           1997         1996
                                                                                 ----------  ----------    ------------ ------------
ASSUMPTIONS:
  Shares outstanding at the end of the period                                    5,216,322    3,037,710     5,216,322     3,037,710
  Weighted average common shares outstanding                                     4,607,802    2,915,070     4,586,941     2,892,217
  Weighted average options and warrants outstanding                       A        851,508    1,161,517       851,508     1,119,507
  Number of options and warrants outstanding at end of period             B        946,238    1,054,525       946,238     1,054,525
  20% of weighted average common shares outstanding                              1,043,264      607,542     1,043,264       607,542
  Number of common shares obtainable upon exercise of outstanding options and warrants as a percentage of outstanding common
      shares                                                                         18.14%       34.71%        18.14%        34.71%
  Average exercise price of options and warrants                          C          $5.41        $3.41         $4.97         $3.30
  Average market price of common stock during the period                  D          $6.30        $7.18         $6.76         $6.02
  Number of common shares obtainable upon exercise of outstanding
      options and warrants, limited to 20% of outstanding shares          E        571,481      500,940       531,941       607,542

COMPUTATIONS:
  APPLICATION OF ASSUMED PROCEEDS:
    Toward repurchase of outstanding common stock at average
      market price and using weighted average options and warrants
      outstanding, limited to 20% of outstanding shares                  A*C    $4,603,679    3,597,522    $4,603,679     3,660,057
    Toward reduction of debt for shares in excess of 20%                                                                     62,536
                                                                              ------------   ----------    ----------    ----------
    Total proceeds from exercise of options and warrants                        $4,603,679   $3,597,522    $4,603,679    $3,722,593
                                                                              ============   ==========    ==========    ==========

  ADJUSTMENT OF NET INCOME (LOSS):
    Actual net income (loss)                                              F    ($2,656,641)     $69,664   ($2,646,125)     $130,719
    Interest reduction at 9.50% in FY 1997                                               -                          -
    Interest reduction of 10.75% in FY 1996                                                           -                       1,602
                                                                              ------------   ----------    ----------    ----------
    Adjusted net income (loss)                                            G    ($2,656,641)     $69,664   ($2,646,125)     $132,321
                                                                              ============   ==========    ==========    ==========

  ADJUSTMENT OF SHARES OUTSTANDING:
    Weighted average common shares outstanding                            H      4,607,802    2,915,070     4,586,941     2,892,217
    Net additional shares outstanding                                    A-E       280,028      660,577       319,567       511,965
                                                                              ------------   ----------    ----------    ----------
    Adjusted shares outstanding                                           I      4,887,830    3,575,647     4,906,508     3,404,182
                                                                              ============   ==========    ==========    ==========

  EARNINGS (LOSS) PER SHARE:
    Before adjustment                                                    F/H       ($0.577)      $0.024       ($0.577)       $0.045
    After adjustment                                                     G/I       ($0.544)      $0.019       ($0.539)       $0.039

    USE FOR PRIMARY EARNINGS(LOSS) PER SHARE FOR FINANCIAL STATEMENTS               ($0.58)       $0.02        ($0.58)        $0.04
                                                                              ============   ==========    ==========    ==========
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